EXHIBIT 4.1
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                         BELL NATIONAL CORPORATION

                          NOTE PURCHASE AGREEMENT


      This note purchase agreement (this "Agreement") is made as of the Closing Date (as defined below) by and between Bell National Corporation, a California corporation (the "Company"), with its principal office at 900 North Franklin Street, Suite 210, Chicago, Illinois 60610 and Seaside Partners, L.P., a Delaware limited partnership with its principal offices at c/o Seaside Advisors, L.L.C., 623 Ocean Avenue, Sea Girt, New Jersey 08750 ("Purchaser").

                                 RECITALS
                                 --------

      The Company is undertaking the placement and sale (the "Offering") of up to $1,500,000 principal amount of 6% Convertible Subordinated Notes due 2000, convertible into shares of the Company's common stock, no par value (the "Common Stock") at a conversion price (the "Conversion Price") as described in said notes. The notes will be sold by the Company to Purchaser pursuant to Regulation D under the Securities Act of 1933, as amended (the "Act") (the "Regulation D Purchasers").

                                 AGREEMENT
                                 ---------

      In consideration of the mutual promises, representations, warranties and conditions set forth in the Agreement, the Company and Purchaser agree as follows:

      1.    PURCHASE AND SALE OF NOTE.

            1.1   ISSUE OF NOTE.

                  (a) The Company has authorized the issuance and sale to Purchaser, in reliance upon the Purchaser's representations and warranties contained in Section 4 and subject to the terms and conditions set forth herein, a 6% Convertible Subordinated Note in the principal amount of $500,000 (the "Note"), convertible into up to 2,500,000 shares of Common Stock (the "Conversion Shares") pursuant to the exchange of the Note.

                  (b) In reliance upon the representations and warranties of the Company contained herein, and subject to the terms and conditions set forth herein, Purchaser agrees to purchase the Note.

      2.    CLOSING DATE; DELIVERY.

            2.1 CLOSING. The closing of the sale and purchase of the Note under this Agreement (the "Closing") shall be held at 11:00 a.m. (Eastern Standard Time) on a date mutually agreeable to the Company and Purchaser, but in no event later than February 26, 1999 (the "Closing Date"), at the offices of Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, New Jersey 08540, or at such other place as the Company decides.

            2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser the Note subscribed for by Purchaser, dated as of the Closing Date, against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by the Purchaser and the Company.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      Subject to and except as disclosed by the Company in the Confidential Private Offering Memorandum of its wholly-owned subsidiary, Ampersand Medical Corporation (the "Offering Memorandum"), the Company represents and warrants to Purchaser as of the date hereof as follows, and all such representations and warranties shall be true and correct as of the Closing Date as if then made and shall survive the Closing:

            3.1 ORGANIZATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of California. The Company has all requisite power and authority to own or lease its properties and to conduct its businesses as now conducted. The Company holds all licenses and permits required for the conduct of its business as now conducted, which, if not obtained, would have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole. The Company is qualified as foreign or domestic corporations and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

            3.2 CAPITALIZATION. As of the date hereof, taking into account the transaction contemplated hereby, the authorized capital stock of the Company consists of 12,000,000 shares of Common Stock, all of which are issued and outstanding, warrants for the purchase of an additional 3,175,850 shares of Common Stock, stock appreciation rights for an additional 450,000 shares of Common Stock, and a subordinated note convertible into up to 2,5000,000 shares of Common Stock as set forth in the Note. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable.

Except as stated in the Offering Memorandum and in this Section 3.2, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from the Company at any time, or upon the happening of any stated event, any shares of the capital stock of the Company, respectively.

            3.3 AUTHORITY. The Company has all requisite corporate power and authority to enter this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and upon its execution and delivery by the Company, such document will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor's rights from time to time in effect and subject to general equity principles.

            3.4 ISSUANCE OF THE NOTE. The Note, when issued against payment therefor pursuant to the terms of this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable.

            3.5 NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery and consummation of this Agreement and the transactions contemplated hereby will not: (a) conflict with any provisions of the certificate of incorporation of the Company, as amended to date, or the bylaws of the Company, as amended to date; or (b) result in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both) any mortgage, indenture, lease, agreement or other instrument, permit, franchise, license, judgement, order, decree, law, ordinance, rule or regulation applicable to the Company or its properties.

            3.6 CONSENTS, APPROVALS AND PRIVATE OFFERING. Except for any filings required under federal and applicable state securities laws, all of which shall have been made as of the Closing Date to the extent required as of such time, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            3.7 ABSENCE OF CERTAIN DEVELOPMENTS. Except as described in the Offering Memorandum, since September 30, 1998, the Company has not:
(a) incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, consistent with past practices; (b) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible; (c) sold, assigned or transferred any of its assets or canceled any debts or obligations except in the ordinary course of business, consistent with past practices; (d) suffered any extraordinary losses, or waived any rights of substantial value; (e) entered into any material transaction other than in the ordinary course of business, consistent with past practices; or (f) otherwise had any change in its condition, financial or otherwise, except as shown on or reflected in the consolidated balance sheet as of September 30, 1998 that is included in the Company's 1998 Third Quarter Form 10-Q, except for changes in the ordinary course of business, consistent with past practices, none of which individually or in the aggregate has been materially adverse.

            3.8 LITIGATION. There are no actions, suits, proceedings or investigations pending, or to the Company's knowledge, threatened against or affecting the Company that in the aggregate could reasonably be anticipated to result in any material adverse effect on the Company.

            3.9 DISCLOSURE. The Offering Memorandum does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            3.10 YEAR 2000 COMPLIANCE. The Company has reviewed its products, business and operations which could be adversely affected by the risk that computer applications developed, marketed, sold and delivered or used by the Company may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Company's products and services provided or delivered to its customers and the Company's internal information and business systems will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000. In addition, the Company has surveyed those vendors, suppliers and other third parties (collectively, the "Outside Parties") with which the Company does business and whose failure to adequately address the Year 2000 Problem could have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole. Based upon the aforementioned internal review and surveys of the Outside Parties, the Year 2000 Problem has not resulted in, and is not reasonably expected to have, a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

      4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

            Purchaser represents, warrants and covenants with the Company as follows:

            4.1 LEGAL POWER. Purchaser has the requisite power and authority to enter into this Agreement, to purchase the Note hereunder, and to carry out and perform its obligations under the terms of this Agreement.

            4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by the Purchaser and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser.

            4.3   INVESTMENT REPRESENTATIONS.

                  (a) Purchaser is acquiring the Note for its own account, not as nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, except pursuant to an effective registration statement under the Act.

                  (b) Purchaser understands that: (i) neither the Note nor the Conversion Shares have been registered under the Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration; (ii) each certificate representing the Conversion Shares will be endorsed with the following legends:

            A) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND UPON DELIVERY TO THE ISSUER OF THESE SECURITIES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS; and

            B) Any legend required to be placed thereon by applicable federal or state securities laws;
and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Conversion Shares unless the conditions specified in the foregoing legends are satisfied.

                  (c) Purchaser has received and reviewed the Offering Memorandum. In addition, Purchaser has been furnished with such materials and has been given access to such information relating to the Company as it or its qualified representative has requested and has been afforded the opportunity to ask questions regarding the Company and the Note, all as Purchaser has found necessary to make an informed investment decision.

                  (d) Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Act and was not formed for the specific purpose of acquiring the Note.

                  (e) Purchaser is not a resident of Canada or any territory thereof.

      5.    COVENANTS OF THE COMPANY.

            5.1 INFORMATION. The Company shall deliver to the Purchaser all annual, quarterly or other reports furnished to the public security holders; provided that if the Company is not subject to the requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will promptly furnish to the Purchaser: (i) as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with generally accepted accounting principles and reported on by independent certified public accountants of recognized national standing; and (ii) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries, if any, as of the end of such quarter and the related consolidated statements of income and stockholders' equity (together with any other quarterly financial statements being prepared by the Company at such time), setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Company.

            5.2 CONDUCTING THE OFFERING. The Company will conduct the Offering under Regulation D of the Act, and the Company represents as follows:

                  (a) SALES TO ACCREDITED INVESTORS. The Company will only make offers and sales of notes through the Offering to Regulation D Purchasers or potential Regulation D Purchasers it reasonably believes to be "accredited investors" as that term is defined in Rule 501(a) of Regulation D under the Act;

                  (b) REGULATION D COMPLIANCE. Offers and sales of notes through the Offering will be made in compliance with Regulation D, and the Company has not and shall not offer to sell notes through the Offering by any form of general solicitation or general advertising that is prohibited by Rule 502(c) of Regulation D under the Act.

                  (c) COMPLIANCE GENERALLY. The Company has and will observe all securities laws and regulations applicable to it in any jurisdiction in which it has or may offer, sell or deliver notes through the Offering and it will not, directly or indirectly, offer, sell or deliver notes through the Offering or distribute or publish any prospectus, circular, advertisement or other offering material in relation to notes through the Offering in or from any state in the United States or country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations.

                  (d) BLUE SKY COMPLIANCE. The Company will comply with the state securities or blue sky laws of each state in which notes are offered through the Offering.

            5.3   ADDITIONAL COVENANTS.

                  (a) The Company shall timely file all such documents required to be filed by it pursuant to the Exchange Act in order to permit sales under Rule 144 of the Act.

                  (b) During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall make available information required to be provided by Rule 144(d)(4), upon request.

                  (c) Upon the request of the Purchaser and the certification of the Purchaser that it qualifies under Rule 144(k) of the Act, the Company shall, without further requirement, remove all restrictive legends from the Purchaser's securities, insofar as such restrictions relate to the transfer of such securities under the Act.

                  (d) The Company shall, before June 30, 1999, effect a merger with and into Ampersand Medical Corporation or amend its Articles of Incorporation such that a sufficient number of shares of Common Stock are available for the conversion of the Note.

                  (e) The Company shall, as soon as practicable, take all actions necessary to return to "in good standing" status in the State of California, including the filing of past due franchise tax returns and payment of past due franchise taxes, if any.

      6.    CONDITIONS TO CLOSING.

            6.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The Purchaser's obligation to purchase the Note at the Closing is subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date; except as described in or contemplated by the Offering Memorandum, the business, assets, financial condition and results of operations of the Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing Date.

                  (b) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

                  (c)   QUALIFICATIONS, LEGAL INVESTMENT.  All
authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Note pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. No stop order or other order enjoining the sale of the Note shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Note shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                  (d) COMPLIANCE CERTIFICATE. The Purchaser shall have received a certificate dated as of the date of the Closing executed by the President of the Company certifying that the conditions specified in this
Section 6 have been fulfilled.

                  (e) SECRETARY'S CERTIFICATE. The Purchaser shall have received a certificate dated as of the date of Closing executed by the Secretary of the Company attesting to the incumbency of the Company's officers and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the organizational documents of the Company.

            6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Note at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchaser in Section 4 shall be true and correct at the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                  (b) PERFORMANCE OF OBLIGATIONS. Purchaser shall have performed and complied with all agreements and conditions required to be performed or complied with by it on or before the Closing Date, and Purchaser shall have delivered payment to the Company in respect of its purchase of Note.

                  (c)   QUALIFICATIONS, LEGAL INVESTMENT.  All
authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Note pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. No stop order or other order enjoining the sale of the Note shall have been issued and no proceedings for such purpose shall be pending or threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Note shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

      7.    MISCELLANEOUS.

            7.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents, made and to be performed entirely within the State of Illinois without regard to principles of conflict of laws.

            7.2 INDEMNIFICATION. The Company agrees to indemnify the Purchaser and each officer, director, employee, agent, partner, stockholder and affiliate of the Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and
(ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in the Note, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in the Note, and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale of the Note by the Company.

            7.3 SURVIVAL. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Note and the consummation of the transactions contemplated hereby.

            7.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

            7.5 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided.

            7.6 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            7.7 AMENDMENT AND WAIVER. Except as otherwise provided, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

            7.8 NOTICES. All required or permitted notices and other communications shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by overnight courier, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and Purchaser at the respective addresses included herein.

            7.9 FEES AND EXPENSES. The Company shall pay its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby and shall pay the reasonable and documented legal fees and expenses of the Purchaser incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

            7.10 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                    BELL NATIONAL CORPORATION:


                                    By:   /s/ Peter P. Gombrich
                                          ------------------------------
                                    Its:  Chairman, CEO
                                          ------------------------------


ATTEST:


By:   /s/ Leonard R. Prange
      ------------------------------
Its:  President, CFO
      ------------------------------




                                          SEASIDE PARTNERS, L.P.
                                          By: Seaside Advisors, L.L.C.,
                                              its general partner

                                          By:   /s/ William J. Ritger
                                                ---------------------------
                                          Its:
                                                ---------------------------